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Exhibit 21

LISTS OF SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF INCORPORATION	D/B/A
Home Depot International, Inc.	Delaware	(Not Applicable)
Home Depot U.S.A., Inc.	Delaware	The Home Depot EXPO Design Center Yardbirds Electric and Plumbing Supply
HD Development of Maryland, Inc.	Maryland	(Not Applicable)

Certain subsidiaries were omitted pursuant to Item 601(21)(ii) of Regulation S-K under the Securities Act of 1934, as amended.

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  Exhibit 21
LISTS OF SUBSIDIARIES OF THE REGISTRANT